UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the previously announced separation (the “Separation”) of SeaSpine Holdings Corporation (“SeaSpine”) from Integra LifeSciences Holdings Corporation (“Integra” or the “Company”), the Company entered into a Separation and Distribution Agreement with SeaSpine, dated as of June 30, 2015 (the “Separation Agreement”). The Separation Agreement sets forth the agreements between the Company and SeaSpine regarding the principal transactions necessary to complete the Separation and sets forth other agreements that govern certain aspects of Integra’s relationship with SeaSpine following the completion of the Separation. The Separation Agreement provides for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the completion of the Separation, between or among SeaSpine or any of its affiliates, on the one hand, and the Company or any of its affiliates (other than SeaSpine), on the other hand, except as expressly set forth in the Separation Agreement. The Separation Agreement contains cross-indemnification provisions principally designed to place financial responsibility for obligations and liabilities of SeaSpine-related businesses with SeaSpine and financial responsibility for obligations and liabilities of Integra-related businesses with the Company. SeaSpine and Integra also agree, pursuant to the Separation Agreement, to provide each other with information relating to the other party or the conduct of its business prior to the separation, and information reasonably necessary to prepare financial statements and any reports or filings to be made with any governmental authority.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete terms and conditions of such agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Separation and Distribution Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation, dated as of June 30, 2015.

*	The schedules to the Separation and Distribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: July 7, 2015	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*	Separation and Distribution Agreement between Integra LifeSciences Holdings Corporation and SeaSpine Holdings Corporation, dated as of June 30, 2015.

*	The schedules to the Separation and Distribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.